UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1305
Paoli, PA 19301
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

343 Phoenixville Pike

Malvern PA 19355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2016, in connection with the binding agreement previously disclosed by TetraLogic Pharmaceuticals Corporation (“TetraLogic” or the “Company”) in its Form 8-K filed on November 3, 2016, the Company entered into an Exchange and Consent Agreement (the “Note Exchange Agreement”) with 100% of the holders of the Company’s 8% Convertible Senior Notes due 2019 (the “Senior Notes”), pursuant to which the holders of Senior Notes have agreed to exchange $2.2 million in aggregate principal amount of the Senior Notes for 12,222,225 newly-issued shares of TetraLogic’s convertible preferred stock series A, $0.0001 par value per share (“Preferred Stock”).  The exchange is expected to be consummated on or about November 18, 2016.  Following the exchange, $41,550,000 in aggregate principal amount of the Senior Notes plus $1,322,222.49 in accrued but unpaid interest as of October 31, 2016 on all Senior Notes will remain outstanding.  The Company has agreed pursuant to the Note Exchange Agreement that upon consummation of the sale by the Company and its wholly owned subsidiary, TetraLogic Research and Development Corporation, of substantially all of their assets relating to the research, development, manufacture and commercialization of SMAC mimetics and HDAC inhibitors, including birinapant and SHP-141 to Medivir AB pursuant to the Asset Purchase Agreement dated November 2, 2016 (“Asset Sale”), $12 million of the cash proceeds from the Asset Sale will be promptly distributed in cash to the holders of the Senior Notes remaining outstanding in redemption of $12 million in aggregate principal amount of such remaining Senior Notes and in priority to any payments to holders of capital stock, including the Preferred Stock.

In the Note Exchange Agreement, the holders of the Senior Notes have waived any put right in connection with the suspension of trading and delisting of the Company’s common stock, $0.0001 par value per share (“Common Stock”) from The Nasdaq Global Market as well as any right to receive current cash payment of the interest on the Senior Notes, and agreed instead that such interest will instead be paid through the issuance of additional Senior Notes until paid. The holders of Senior Notes have also agreed to waive the conversion rights of the Senior Notes and extend the maturity date of the remaining Senior Notes to June 15, 2024. These waivers and extension will automatically terminate and be of no further force and effect as if they had never been provided if the Asset Sale is terminated or not completed for any reason by January 31, 2017. Upon the closing of the Asset Sale, the holders of Senior Notes and the Company will enter into a supplemental indenture to permanently waive or otherwise amend the indenture for the Senior Notes to reflect these waivers and extension.

The foregoing does not purport to be a complete description of the Note Exchange Agreement and is qualified in its entirety by reference to the full text of such agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Exchange and Consent Agreement, dated November 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	TetraLogic Pharmaceuticals Corporation

November 14, 2016
	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

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